   As filed with the Securities and Exchange Commission on October 20, 1995.

                               Registration No. 33-_____________________________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          ROADMASTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
                            (State of incorporation)

                                   84-1065239
                      (I.R.S. Employer Identification No.)

                          ROADMASTER INDUSTRIES, INC.
                      250 SPRING STREET, NW; SUITE 3 SOUTH
                             ATLANTA, GEORGIA 30303
                                  404-586-9000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

                                 JEFF L. HINTON
                            CHIEF FINANCIAL OFFICER
                          ROADMASTER INDUSTRIES, INC.
                      250 SPRING STREET, NW; SUITE 3 SOUTH
                             ATLANTA, GEORGIA 30303
                                  404-586-9000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                             DAVID J. HARRIS, ESQ.
                           SMITH, GAMBRELL & RUSSELL
                     1230 PEACHTREE STREET, NE; SUITE 3100
                             ATLANTA, GEORGIA 30309
                                  404-815-3515

                           --------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        -------------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                     Proposed        Proposed
Title of                              Maximum        Maximum
Each Class of         Amount         Offering       Aggregate        Amount
Securities to          to be           Price         Offering     Registration
be Registered       Registered      Per Share*        Price*          Fee

--------------------------------------------------------------------------------

Common Stock
par value $.01
per share         1,969,855 shares    $2.815   **   $5,545,142       $1,913

--------------------------------------------------------------------------------

*        Estimated solely for the purpose of calculating the registration fee.
** Calculated in accordance with Rule 457(c) under the Securities Act based upon the high and low price of securities of the same class on October 18, 1995, as quoted per the New York Stock Exchange Composite Tape.

                       -------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                            SUBJECT TO COMPLETION
                            DATED OCTOBER 20, 1995

PROSPECTUS

                          ROADMASTER INDUSTRIES, INC.

                        1,969,855 Shares of Common Stock
                          (Par Value $0.01 per Share)

         The 1,969,855 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") of Roadmaster Industries, Inc., a Delaware corporation ("Roadmaster" or "Company"), being offered hereby are being offered by the Selling Shareholders named herein under the caption "Selling Shareholders" (the "Selling Shareholders") and are presently outstanding. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Shares were issued by the Company in connection with the acquisitions by the Company of certain assets of American Playworld, Inc. ("American Playworld"), substantially all of the assets of MZH, Inc. and MZH Contracting Corp. (collectively "MZH"), certain assets of Flexible Flyer Corporation, previously a division of Par Industries, Inc. ("Flexible Flyer"), and all of the non-Company owned shares of International Sports and Fitness, Inc. ("IS&F") from the former minority shareholders who exchanged their IS&F stock for shares of the Company's Common Stock, all of which Shares are being offered for sale pursuant hereto for the account of the respective Selling Shareholders identified herein. This Prospectus is to be used in connection with the sale from time to time by the Selling Shareholders of the Shares.

         The Company has agreed with the Selling Shareholders to register the Shares offered hereby. The Company has also agreed to pay certain fees and expenses incident to such registration. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Shares will be approximately $34,000. The Company intends to keep the registration statement, of which this Prospectus is a part, effective for a period of no longer than 30 months from the date of this Prospectus.

         The Common Stock is listed on the New York Stock Exchange under the symbol "RDM." On October 18, 1995, the closing sale price on the New York Stock Exchange for one share of Common Stock was $2.875.

         The Selling Shareholders, their donees or estates, and their respective pledgees and dealers who may purchase from the foregoing, may, from time to time, sell all or part of the Shares that may be offered by such person hereunder on the New York Stock Exchange or other securities exchange or the over-the-counter market, at prices and at terms then prevailing or in negotiated transactions or otherwise. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any sale, are unknown and may vary from transaction to transaction. See "Plan of Distribution" below. It is understood that the Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, such persons effecting resales of the Shares purchased and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), and the rules and regulations promulgated thereunder with respect to such sales.

           ---------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
           ---------------------------------------------------------

            The date of this Prospectus is________________, 1995.

         No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer of Common Stock made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. Neither the delivery of this Prospectus nor any sale of, or offer to sell, the Shares offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York City, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549 at prescribe rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York City, New York 10005, on which the Common Stock of the Company is listed.

         This Prospectus forms a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, thereto as the "Registration Statement") which the Company has filed under the Securities Act with respect to the Shares. This Prospectus does not contain all the information otherwise set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference in this Prospectus (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
(ii) its Quarterly Reports on Form 10-Q for the periods ended April 1, 1995 and July 1, 1995; (iii) the description of the Common Stock contained in its registration statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description; (iv) its Proxy Statement and Notice of Annual Meeting of Shareholders for the annual meeting held on June 14, 1995 (the "1995 Annual Meeting Proxy Statement"); (v) its Proxy Statement and Notice of Special Meeting of Shareholders held on October 31, 1994 in connection with the acquisition of certain subsidiaries from the Actava Group, Inc. (the "Special Meeting Proxy Statement"), and (vi) its Form 8-K Report filed on October 18, 1995, each of which has been filed with the Commission pursuant to the requirements of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Jeff L. Hinton, Chief Financial Officer, Roadmaster Industries, Inc., 250 Spring Street, NW, Suite 3 South, Atlanta, Georgia 30303, telephone 404-586-9000.

                                  THE COMPANY

         The Company, through its operating subsidiaries, is one of the largest manufacturers of bicycles and a leading manufacturer of fitness equipment and junior products in the United States. In addition, the Company is a leading supplier of outdoor and camping equipment, a national marketer and distributor of products for sports, and a national distributor for a line of sports-related hosiery. The Company markets its products primarily through over 20 leading mass merchandisers, such as Toys 'R Us, Inc., Wal-Mart Stores, Inc. and Target Stores, Inc., under well-established trade names with widespread consumer recognition. The Company's principal product lines are as follows:

         -      Bicycles for adult, team and juvenile markets.

         - Fitness equipment, including stationary aerobic equipment, multistation weight stations and benches, and trampolines.

         - Junior products such as tricycles, wagons, toy horses, bulk plastic toys, sleds and swing sets.

         - Outdoor and camping equipment, including rainwear, footwear, hunting apparel, inflatables and sleeping bags.

         - Products for team sports, including baseballs, softballs, basketballs, footballs, soccer, hockey, volley ball, and racket sports equipment -- some of which are marketed pursuant to a distribution agreement under which the Company is the exclusive worldwide distributor of various MacGregor(TM) brand products -- and sports-related hosiery produced and distributed under various licenses including licenses with the National Football League, and KEDS(R).

         All references herein to the Company include Roadmaster Industries, Inc. and its subsidiaries, unless the context otherwise requires.

         The principal executive offices of the Company are located at 250 Spring Street, NW, Suite 3 South, Atlanta, Georgia 30303, telephone 404-586-9000.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER MATTERS AND FINANCIAL INFORMATION DISCUSSED ELSEWHERE HEREIN, OR INCORPORATED BY REFERENCE HEREIN THE FOLLOWING MATTERS RELATING TO THE BUSINESS OF THE COMPANY AND THE SECURITIES OFFERED HEREBY.

         Control of the Company. Subject to disclaimers of beneficial ownership set forth in the footnotes to the table under "Principal Stockholder" in the Company's 1995 Annual Meeting Proxy Statement, the executive officers and directors of the Company may be deemed to own beneficially at October 18, 1995 approximately 53% of the shares of Common Stock outstanding at such date or subject to warrants or option exercisable within 60 days thereof, with approximately 38.5% owned by The Actava Group Inc. Thus, such officers and directors may have the ability to substantially control and influence the affairs and policies of the Company. See "Principal Stockholders" and "Management -- Stock Plans" in the Company's 1995 Annual Meeting Proxy Statement.

         Shares Eligible for Future Sale. The sale, or availability for sale, of substantial amounts of Common Stock in the public market in connection with or subsequent to this offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its securities. Immediately following this offering, there will continue to be an aggregate of 49,801,929 shares of Common Stock outstanding (excluding 4,239,598 treasury shares) Of such 49,801,929 shares, _________ shares (excluding the shares being offered hereby) are "restricted" or "control" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144. Of the 49,801,929 shares, _____ shares are, and the 1,969,855 shares sold pursuant to this registration statement will be, freely transferrable by persons other than "affiliates of the Company without further registration or restriction under the Securities Act. In addition, there are outstanding options and warrants to purchase an additional 6,858,378 shares. Of options and such warrants, 5,013,191 options and warrants currently are exercisable and, assuming exercise of those options and warrants, _____ shares would be restricted or control securities. The holders of _____ options and warrants and the holders of ______ shares of restricted and control Common Stock have been granted registration rights with respect to such Common Stock or the Common Stock issuable upon the exercise of such options and warrants.

         Certain Anti-Takeover Provisions and Other Provisions Affecting Stockholders' Rights. Certain provisions of the Certificate of Incorporation and the By-Laws of the Company and the Delaware General Corporation Law could delay, defer or prevent a takeover attempt that a stockholder might consider to be in its best interest. The provisions may adversely affect prevailing market prices for the Common Stock. These provisions, among other things, authorize the Company's Board of Directors to issue preferred stock in one or more classes or series without any action on the part of stockholders. Such preferred stock would have such preferences, voting powers, qualifications and special or relative rights and privileges as determined by the Company's Board of Directors. Thus, any class or series of preferred stock may have full voting rights with the Common Stock or superior or limited voting rights, be convertible into Common Stock or another security of the Company, and have such other preferences, relative rights and limitations as the Board of Directors shall determine. As a result, any class or series of preferred stock could have rights which would adversely affect the voting power of the Common Stock or could have a liquidation preference superior to the Common Stock. The Company has no present plan to issue any shares of preferred stock. Provisions of the Certificate and By-laws also limit stockholder action by written consent, impose limitations on the call of special meetings, require advance notice for director nominations and impose limits on the ability of the Company to remove certain executive officers under certain circumstances. See the "Special Meeting Proxy Statement." In addition, Section 203 of the Delaware General Corporation Law prohibits certain persons from engaging in business combinations with the Company. These provisions are likely to impose greater restrictions on an unaffiliated stockholder than on the Company's existing principal stockholders. See "Description of Capital Stock -- Preferred Stock" and "--Statutory Business Combination Provisions."

         High Leverage; New Revolving Credit Facility. The Company and its subsidiaries are highly leveraged. At July 1, 1995, the Company had consolidated indebtedness aggregating approximately $335,000,000.
Substantially all of the assets of the Company and its subsidiaries are pledged to secure substantially all of their respective indebtedness. If the

Company incurs unanticipated costs, has unanticipated write-offs of investments or other assets or experiences operating or other losses, the Company's leverage could increase. This leverage (i) could adversely affect the ability of the Company to obtain additional financing in the future for working capital, capital expenditures or other purposes, should it need to do so, (ii) could require an increase in the substantial portion of the Company's cash flow from operations which is already dedicated to debt service, (iii) could place the Company at a competitive disadvantage, if the Company is more highly leveraged than its competitors, and (iv) could make the Company more vulnerable to a downturn in its business.

         On September 29, 1995, the Company refinanced all of the indebtedness outstanding under its revolving line of credit and term loan (the "Bank Facility"), which indebtedness was approximately $206,000,000 at September 30, 1995. The new Bank Facility is for a three year term. On June 30, 1995, approximately $188,000,000 was outstanding under the predecessor Bank Facility. The new Bank Facility will provide up to approximately $300,000,000 in financing; however, the total indebtedness which may actually be incurred thereunder may be subject to limitations on indebtedness imposed by the indenture for the Company's 11-3/4% Senior Subordinated Notes.

         Potential Environmental Costs. The Company is subject to regulation under federal, state, local and provincial laws and regulations governing pollution and protection of human health and the environment, including air emissions, water discharges, management and cleanup of solid and hazardous substances and wastes. The Company believes that its facilities and operations are in material compliance with all existing applicable laws and regulations. The Company cannot at this time estimate the impact of any future laws or regulations on its future operations or future capital expenditure requirements. The Company is not aware of any pending federal or state legislation that would have a material impact on the Company's financial position, results of operations or capital expenditure requirements. Although no assurances can be given that the costs associated with the Company's current environmental pollution remediation programs will not be material or that unanticipated environmental matters resulting in additional material costs for the Company will not arise, it is management's opinion that the costs associated with the remediation programs will be expended over a number of years and will not have a material adverse effect on the Company's financial condition or results of operations. Furthermore, notwithstanding the foregoing, no assurances can be given that costs ultimately associated with the Company's actual remediation programs will not be material or that unanticipated environmental matters resulting in material costs for the Company will not arise in the future. For a specific discussion of the Company's current remediation activities, see "Business--Environmental Matters" in the Company's Annual Report on Form 10-K.

         Price Sensitivity. Sales to mass merchandisers, who are the Company's primary customers, are highly price sensitive. In addition, the Company prices many of its products for sale to its largest customers on a yearly basis while raw materials for such products are priced on an as needed basis for typically shorter periods. The Company could experience increases in labor, material, manufacturing or other costs. In addition, since the Company imports certain raw materials, parts and components and certain finished products, changes in the relative value of the U.S. dollar against foreign currencies could significantly affect its costs over time. In the event of increased costs, the Company may be unable to pass all such costs along to its customers (which could adversely affect its margins) or to compete as effectively if it seeks to pass all such costs along (which could adversely affect its market share). For a discussion of recent cost pressures and the Company's responses thereto, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Competition. The recreation and leisure products industry and the residential lighting industry each are highly competitive. The Company competes with domestic and foreign manufacturers and most of its products are subject to price competition. Some of the Company's competitors have greater financial resources than the Company. For a discussion of recent cost pressures and the Company's responses thereto, see "Business--Competition in the Company's Annual Report on Form 10-K.

         Reliance on Significant Customers. Wal-Mart Stores, Inc. ("Wal-Mart"), Toys "R" Us, Inc. ("Toys"), Sears Roebuck & Company ("Sears") and K-Mart Corp. ("K-Mart") collectively accounted for 49.7% of the Company's total sales in 1994. One of these major customers, Wal-Mart, accounted for 28.2% of the Company's total sales in 1994. The Company had sales in excess of $10,000,000 per customer to ten customers in 1994. In 1994, Wal-Mart, Toys, Sears and Montgomery Ward & Co. ("Montgomery Ward") collectively accounted for 57.4% of the Company's total sales. In 1993, Wal-Mart, Toys, Best Products Co. and Montgomery Ward accounted for 55.6% of the Company's total sales. The loss of, or a substantial reduction in business from, any of its major customers could adversely affect the Company's business and its ability to comply with certain covenants in its credit agreements.

         Dependence on Senior Management. The success of the Company depends to a significant degree on the efforts of the Company's senior management, including Henry Fong and Edward Shake. The Company's operations may be adversely affected if one or more members of senior management cease to be active in the Company. These individuals own both restricted Common Stock and options to acquire additional Common Stock and their compensation packages include performance criteria tied to the performance of the Company. See "Management" and "Principal Stockholders" in the Company's Annual Report on Form 10-K and the Company's 1995 Annual Meeting Proxy Statement.

         Product Liability. The Company faces the risk of exposure to product liability claims if consumers using its products are injured in connection with their use. While such claims have not been significant in the past and while the Company has product liability coverage which it believes is adequate based on historical claims experience, there can be no assurance that it will avoid significant product liability claims in the future.

                                USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders described below. See "Selling Shareholders" and "Plan of Distribution" described below.

                          DESCRIPTION OF CAPITAL STOCK
CAPITAL STOCK

         The following statements with respect to the Company's capital stock are subject to the detailed provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), and Bylaws, as amended (the "Bylaws"). These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation and the Bylaws, each of which is incorporated by reference into this Prospectus.

         The Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of October 18, 1995, 49,801,929 shares of Common Stock were issued and outstanding (excluding 4,239,598 shares held in treasury) and no shares of Preferred Stock were issued and outstanding.

COMMON STOCK

         Holders of Common Stock are entitled to one vote for each share of Common Stock held by them and are not entitled to cumulative voting. This means that holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. Holders of Common Stock are entitled to receive ratably dividends and other distributions when, as and if declared by the Board of Directors out of assets legally available therefor subject to the preferential rights, if any, of any shares of preferred stock outstanding. Holders of Common Stock do not have any preemptive rights to subscribe for additional securities of the Company. The Common Stock does not have any conversion rights or rights of redemption. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the assets available for distribution to stockholders subject to the preferential rights, if any, of any shares of preferred stock outstanding.

PREFERRED STOCK

         The Company also is authorized, without further action of the stockholders, to issue up to 10,000,000 shares of preferred stock, par value $.01 per share, in series having such designations, powers, preferences, rights and limitations and on such terms and conditions as the Board of Directors may from time to time determine, including the rights, if any, of the holders of such preferred stock with respect to voting, dividends, redemptions, liquidation and conversion. No shares of preferred stock are outstanding as of the date of this Prospectus and the Company does not have any present plans, agreements or understandings for the issuance of any preferred stock. The issuance of shares of preferred stock or the issuance of rights to purchase such shares may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal. Under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of Common Stock.

STATUTORY BUSINESS COMBINATION PROVISIONS

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction in which it becomes an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person in an interested stockholder.

         A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such bylaw or charter amendment may not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment.


EXCHANGE LISTING; TRANSFER AGENT

         The outstanding shares of the Company Common Stock are listed on the New York Stock Exchange. The transfer agent and registrar for the Common Stock is LaSalle National Trust , N.A., 135 South LaSalle Street, Chicago, Illinois 60603.

                              SELLING SHAREHOLDERS

         Each of the Selling Shareholders was formerly a shareholder of, and received their or its shares in connection with acquisitions by the Company of the stock or assets of, American Playworld, MZH, Flexible Flyer or IS&F. The Shares offered hereby were acquired by the Selling Shareholders as a portion of the consideration for the above-referenced acquisitions.

         The following table sets forth as of October 18, 1995, the name of each of the Selling Shareholders, the nature, if any, of his, her or its position, office, or other material relationship to the Company or its affiliates and the number of Shares which each such Selling Shareholder owned as of the date of this Prospectus. The table also sets forth the number of shares of Common Stock owned by each Selling Shareholder that are offered for sale by this Prospectus, the number of shares of Common Stock to be held by each such Selling Shareholder assuming the sale of all the Shares offered hereby, and the percentage of Common Stock owned by any Selling Shareholder after the completion of the offering if such ownership would equal one percent or more of the Common Stock outstanding. The Company may supplement this Prospectus from time to time to disclose the names, relationships to the Company and holdings of securities of additional Selling Shareholders. No statement contained herein nor the delivery of this Prospectus in connection with a sale by any Selling Shareholder shall be deemed an admission by the Company or such Selling Shareholder that such Selling Shareholder is in a "control" relationship with the Company within the meaning of the Securities Act.

                              SELLING SHAREHOLDERS

                                            NUMBER OF SHARES OF           MAXIMUM NUMBER OF         NUMBER OF SHARES OF COMMON
   NAME AND ADDRESS OF SELLING                 COMMON STOCK              SHARES TO BE SOLD          STOCK TO BE HELD ASSUMING
  SHAREHOLDERS AND RELATIONSHIP                OWNED AS OF                PURSUANT TO THIS           SALE OF ALL THE SHARES
        TO COMPANY IF ANY(1)                 OCTOBER 18, 1995                 OFFERING                   OFFERED HEREBY
 MZH, Inc.(2)                                      360,000                     360,000

 MZH Contracting Corp.(2)                           40,000                      40,000                             -0-

 Barry D. Mower(3)                                 303,031                     303,031                             -0-

 Kathleen S. Mower(3)                              303,031                     303,031                             -0-

 Par Industries, Inc.                              617,165                     617,165                             -0-

 Floyd Adelman                                      13,594                      13,594                             -0-
 9617 Oak Ridge Trail
 Minnetonka, MN 55343

 Donald Beaupre                                     10,875                      10,875                             -0-
 5020 Scriver Road
 Edina, MN 55436

 Gus W. Boosalis                                    16,312                      16,312                             -0-
 58 Topside Way
 Mill Valley, CA 94941

 Neil Broten                                        10,875                      10,875                             -0-
 N8216 690th Street
 River Falls, WI 75063

 Marvin Bullock                                      5,437                       5,437                             -0-
 7032 Carey Lane
 Maple Grove, MN 55369

 Mark D. Cates                                       2,718                       2,718                             -0-
 P. O. Box 276
 Faribault, MN 55021

 Audrey E. Cox                                      13,594                      13,594                             -0-
 1410 Fairlawn Way
 Minneapolis, MN 55416

 Herbert A. Daub                                     5,437                       5,437                             -0-
 329 Ridge Road
 LeSueur, MN 56058

 Jonathan Dworsky                                    2,718                       2,718                             -0-
 5703 Seven Oaks Court
 Minnetonka, MN 55345

                                           NUMBER OF SHARES OF           MAXIMUM NUMBER OF         NUMBER OF SHARES OF COMMON
   NAME AND ADDRESS OF SELLING                 COMMON STOCK              SHARES TO BE SOLD          STOCK TO BE HELD ASSUMING
  SHAREHOLDERS AND RELATIONSHIP                OWNED AS OF                PURSUANT TO THIS           SALE OF ALL THE SHARES
        TO COMPANY IF ANY(1)                 OCTOBER 18, 1995                 OFFERING                   OFFERED HEREBY
 Deborah Dykema                                      5,437                       5,437                             -0-
 2495 Canabury Drive
 St. Paul, MN 55117

 G.A. Partnership                                    8,999                       8,999                             -0-
 c/o George Arellano
 11622 Quives Circle
 Westminster, CO 80234

 F. Steven Gill                                      5,437                       5,437                             -0-
 6419 Country Road
 Eden Prairie, MN 55340

 Trust Company of America                            4,513                       4,513                             -0-
 FBO George Arellano IRA
 11622 Quives Circle
 Westminster, CO 80234

 Trust Company of America                            4,159                       4,159                             -0-
 FBO Vicki Arellano
 11622 Quives Circle
 Westminster, CO 80234

 Robert L. Gearou                                   10,875                      10,875                             -0-
 5920 Kirkwood Lane
 Plymouth, MN 55442

 First Trust Natl. Assn.                             2,718                       2,718                             -0-
 FBO: Thomas Gray IRA
 801 Nicollet Mall; Suite 1100
 Minneapolis, MN 55402

 Dean Greenberg                                      5,437                       5,437                             -0-
 c/o Newport Cold Storage
 P. O. Box 129
 Newport, MN 55055

 Steven Greenberg                                    5,437                       5,437                             -0-
 c/o Planet Software
 800 Washington Avenue North
 Minneapolis, MN 55401

 Ralph H. Grills, Jr.                               10,875                      10,875                             -0-
 Family Limited Partnership
 4155 E. Jewell #1115
 Denver, CO 80221

                                           NUMBER OF SHARES OF           MAXIMUM NUMBER OF         NUMBER OF SHARES OF COMMON
   NAME AND ADDRESS OF SELLING                 COMMON STOCK              SHARES TO BE SOLD          STOCK TO BE HELD ASSUMING
  SHAREHOLDERS AND RELATIONSHIP                OWNED AS OF                PURSUANT TO THIS           SALE OF ALL THE SHARES
        TO COMPANY IF ANY(1)                 OCTOBER 18, 1995                 OFFERING                   OFFERED HEREBY
 Donald Hall                                         5,437                       5,437                             -0-
 4084 Cove St. John's Road
 Jacksonville, MN 32211

 Craig Hartsburg                                     8,156                       8,156                             -0-
 821 Wyngate Road
 Somerdale, NJ 08083

 James S. Kowalski                                  13,594                      13,594                             -0-
 4716 Bouleau Road
 White Bear Lake, MN 55110

 John Kubinski                                      21,750                      21,750                             -0-
 2720 Nevada Avenue North
 Minneapolis, MN 55427

 Richard Lockwood                                   13,594                      13,594                             -0-
 2400 Wycliffe Street
 St. Paul, MN 55114

 Edward N. Mansur                                   10,875                      10,875                             -0-
 1463 South Smith
 West St. Paul, MN 55118

 Richard A. McMahon                                  2,718                       2,718                             -0-
 992 West 7th Street
 St. Paul, MN 55106

 First Trust Natl. Assn.                            13,594                      13,594                             -0-
 FBO: Wayne W. Mills IRA
 801 Nicollet Mall; Suite 1100
 Minneapolis, MN 55402

 Bruce Palmer                                        5,437                       5,437                             -0-
 8477 Rice Lake Road
 Maple Grove, MN 55369

 James Pfleider                                      5,437                       5,437                             -0-
 882 West 7th Street
 St. Paul, MN 55106

 Ernest Roberg                                      13,594                      13,594                             -0-
 7524 Brooklyn Park Drive
 Brooklyn Park, MN 55444

 Raymond Rossini                                     5,437                       5,437                             -0-
 5353 Gamble Drive; No. 150
 St. Louis Park, MN 55416

                                           NUMBER OF SHARES OF           MAXIMUM NUMBER OF         NUMBER OF SHARES OF COMMON
   NAME AND ADDRESS OF SELLING                 COMMON STOCK              SHARES TO BE SOLD          STOCK TO BE HELD ASSUMING
  SHAREHOLDERS AND RELATIONSHIP                OWNED AS OF                PURSUANT TO THIS           SALE OF ALL THE SHARES
        TO COMPANY IF ANY(1)                 OCTOBER 18, 1995                 OFFERING                   OFFERED HEREBY
 David L. Schwartz                                   2,718                       2,718                             -0-
 303 Moore Street
 Stillwater, MN 55082

 John and Jane Sieff                                 8,156                       8,156                             -0-
 11700 Vista Drive
 Minnetonka, MN 55343

 Robert M. Sinko                                     8,156                       8,156                             -0-
 820 Windemere Curve
 Plymouth, MN 55441

 Richard D. Slomkowski                              19,031                      19,031                             -0-
 c/o Raymond Auto Body
 1075 Pierce Butler Route
 St. Paul, MN 55104

 J. Laurie Steinfeldt                                2,718                       2,718                             -0-
 2305 Penn Avenue South
 Minneapolis, MN 55405

 Peter Surmak                                        5,437                       5,437                             -0-
 520 Westwood Drive North
 Golden Valley, MN 55422

 Richard Swager                                     19,031                      19,031                             -0-
 2750 Dean Parkway
 Minneapolis, MN 55416

 Thomas C. Tsatsos                                   5,437                       5,437                             -0-
 7520 Caholl Road; No. 206
 Edina, MN 55439

 Thomas Wiskow                                       8,156                       8,156                             -0-
 2000 Adair Avenue North
 Golden Valley, MN 55422

 Vance Vinar                                         2,718                       2,718                             -0-
                                                 ---------                   ---------                       ---------
 635 SW 4th Street
 Faribault, MN 55021
                  TOTAL                          1,969,855                   1,969,855                             -0-
                                                 =========                   =========                       =========




         (1) Except as otherwise noted, none of the Selling Shareholders has any relationship with the Company other than as a shareholder.

         (2) MZH received its Shares in connection with the acquisition of certain assets by the Company from MZH. By agreement, MZH has a price guarantee in the amount of $3.75 per share. See "Plan of Distribution."

         (3) Barry D. Mower and Kathleen S. Mower (collectively the "Mowers") received their Shares in connection with the purchase of certain assets by the Company from American Playworld. By agreement, Barry D. Mower and Kathleen S. Mower have a price guarantee in the amount of $4.125 per share. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

         The Shares offered hereby have been registered pursuant to the Company's agreements (except with respect to Shares held by the former minority shareholders of IS&F) that it would register the shares of Common Stock issued to the Selling Shareholders and would keep such registration effective as specified in such agreements. Although there was no formal agreement with, or legal obligation to, the shareholders of IS&F, the Company had verbally agreed to consider including such shares in a registration statement if and when the Company decided such shares could be conveniently added to a registration statement otherwise being prepared by the Company. All of the Shares have been registered to allow their sale other than as restricted securities under the Securities Act. Pursuant to this registration, Selling Shareholders may choose to sell all or any of their Shares from time to time on the New York Stock Exchange, on any other exchange on which the Common Stock is traded or in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Selling Shareholders may also elect to sell their Shares pursuant to Rule 144 from and to the extent such Shares are eligible for sale thereunder.

         The Company has price guarantee agreements with MZH and the Mowers entered into in connection with the acquisition by the Company of certain assets of MZH and American Playworld. Under such price guarantee agreements, the Company generally is obligated to pay MZH and the Mowers the difference between the selling price of their stock and their respective price guarantees if the selling price of their respective Common Stock sales is less than their respective price guarantees. The shares of Common Stock issued to MZH have a price guarantee of $3.75 per share and the shares of Common Stock issued to the Mowers have a price guarantee of $4.125 per share.

         The Shares may be sold in one or more of the following transactions:
(a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above.

         Certain costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders. The Selling Shareholders generally have agreed to indemnify the Company, the other Selling Shareholders or any underwriter, as the case may be, and, in each case, any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Shares pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, the Company generally has agreed to indemnify the Selling Shareholders, or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Shares pursuant to this Prospectus, including liabilities arising under the Securities Act.

                               VALIDITY OF SHARES

         The validity of the Shares offered hereby was passed upon for the Company by Smith, Gambrell & Russell, 1230 Peachtree Street, NE, Suite 3100, Atlanta, Georgia 30309.

                                    EXPERTS

         The consolidated financial statements and related schedules of the Company incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Company's Annual Report on Form 10-K for the most recent fiscal year ended (initially December 31, 1994) have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              TABLE OF CONTENTS
                                                                          Page
                                                                          ----

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . .  2

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . .  6

SELLING SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

VALIDITY OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         SEC registration fee . . . . . . . . . . . . . . .        $ 1,913
         Accounting fees  . . . . . . . . . . . . . . . . .         10,000   *
         Legal fees . . . . . . . . . . . . . . . . . . . .         17,000   *
         Qualification under state securities laws  . . . .          2,000   *
         Miscellaneous  . . . . . . . . . . . . . . . . . .          3,000   *
                                                                   -------

                TOTAL                                              $33,913

* Estimated


Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, hereinafter a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article IX of the Bylaws of the Registrant requires indemnification of all directors, officers and employees to the full extent permitted under Delaware law as from time to time in effect. In addition, the Company has indemnified each of its directors and officers and any employee of the Company who, at the Company's request, has served as a director or officer of another corporation in which the Company has an interest or, at the request of the Company, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the DGCL.

Item 16.  Exhibits.

         5       Opinion of Smith, Gambrell & Russell, special counsel of the
                 Company.

         23.1 Consent of Smith, Gambrell & Russell, special counsel of the Company (included in Exhibit 5).

         23.2    Consent of Arthur Andersen LLP

         24      Powers of Attorney.



Item 17.  Undertakings.

         A.      Undertaking Pursuant to Rule 415.

                 The Company hereby undertakes:

                 (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act); that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Undertaking in Respect of Indemnification.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 20TH OF OCTOBER, 1995.

                           ROADMASTER INDUSTRIES, INC.


                           By:      Henry Fong
                               ------------------------------------------------
                                    Henry Fong
                                    President and Chief Executive Officer



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    SIGNATURE                                           TITLE                                                         DATE
    ---------                                           -----                                                         ----

Henry Fong                                              Chairman of the Board, President and               October 20, 1995
-----------------------------------                     Chief Executive Officer
Henry Fong                                              (Principal Executive Officer)


Jeff L. Hinton                                          Chief Financial Officer                            October 20, 1995
-----------------------------------                     (Principal Financial and Accounting Officer)
Jeff L. Hinton


     *                                                  Director                                           October 20, 1995
-----------------------------------
Louis J. Conti


                                                        Director                                           October   , 1995
-----------------------------------
Edward E. Shake


     *                                                  Director                                           October 20, 1995
-----------------------------------
James H. Rand


                                                        Director                                           October   , 1995
-----------------------------------
Stephen P. Bradley


     *                                                  Director                                           October 20, 1995
-----------------------------------
John D. Phillips


     *                                                  Director                                           October 20, 1995
-----------------------------------
Carl E. Sanders


     *                                                  Director                                           October 20, 1995
-----------------------------------
Clay C. Long



    *                                                   Director                                           October 20, 1995
-----------------------------------
Michael P. Marshall


* Signed pursuant to Powers of Attorney.

Henry Fong
-----------------------------------
Henry Fong, as Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                  Sequentially
Exhibit No.      Description                                      Numbered Page
-----------      -----------                                      -------------
   5             Opinion of Smith, Gambrell & Russell, special             24
                 counsel of the Company.

  23.1           Consent of Smith, Gambrell & Russell, special
                 counsel of the Company (included in Exhibit 5).           24

  23.2           Consent of Arthur Andersen LLP.                           27

  24             Powers of Attorney.                                       29

---------------------